EnCana Corporation EnCana on 8th 1800 855 2nd Street SW PO Box 2850 Calgary AB Canada T2P 2S5	tel: (403)645-2000 www.encana.com

November 12, 2003

British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Securities Commission
The Manitoba Securities Commission
Ontario Securities Commission
Commission des valeurs mobilières du Québec
New Brunswick Office of the Administrator of Securities
Prince Edward Island Registrar of Securities
Nova Scotia Securities Commission
Newfoundland Department of Government Services and Lands, Securities Division
Registrar of Securities, Northwest Territories
Registrar of Securities, Yukon Territory
Registrar of Securities, Nunavut Territory
The Toronto Stock Exchange

Dear Sirs:

Re: EnCana Corporation (“EnCana”) – Interim Report for the period ended September 30, 2003

Consolidated Financial Ratios, provided in connection with EnCana’s continuous offering of medium term notes and debt securities, and a comfort letter from PricewaterhouseCoopers LLP, in respect of the unaudited Consolidated Financial Statements for the period ended September 30, 2003, have been filed under the SEDAR project number for the said interim financial statements.

This filing is being done in accordance with the continuous filing obligations of National Instrument 44-102 of the Canadian Securities Administrators arising from the following documents which were filed with the securities regulatory authorities across Canada:

a)	EnCana’s Medium Term Note program in respect of which a Short Form Shelf Prospectus dated August 20, 2003 relating to the offering of Medium Term Notes in an aggregate principal amount of up to $1.0 billion (Sedar project no. 00562373); and

b)	EnCana’s U.S. debt securities program in respect of which a Short Form Shelf Prospectus dated August 22, 2002 relating to the offering of debt securities in an aggregate principal amount of US $2.0 billion debt securities (Sedar project no. 00471451).

Yours truly,

ENCANA CORPORATION

[signed] Kerry D. Dyte

KERRY D. DYTE
Corporate Secretary